Exhibit 1

Monthly Data for July 2007

NIS GROUP CO., LTD.
(TSE:8571; NYSE:NIS)
The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Credit-related>

	(Millions of yen)
	2007/5			2007/6			2007/7
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Balance of loans receivable	246,390	8.6	(7.3)	244,200	2.3	(8.1)	242,897	(1.9)	(8.6)

Secured loans	129,139	42.6	(10.3)	127,051	23.3	(11.8)	129,214	15.0	(10.3)

SME loans	80,444	(11.7)	(3.7)	78,632	(13.4)	(5.9)	76,299	(15.8)	(8.7)

Consumer loans	33,274	(21.9)	(4.8)	32,542	(22.3)	(6.9)	31,546	(23.5)	(9.8)

Other loans	3,532	31.0	8.1	5,972	89.1	82.9	5,836	76.4	78.7

*The balance of loans receivable includes bankrupt, delinquent and doubtful loans receivable.
*Secured loans include off-balance-sheet loans receivable as a result of securitization.

	(Millions of yen)
	2007/5			2007/6			2007/7
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Assets held for leases and installment loans	10,914	27.3	(0.4)	10,732	14.3	(2.1)	10,732	16.9	(2.1)

*Installment loans exclude unearned revenue from installment loans.
	(Millions of yen)
	2007/5			2007/6			2007/7
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Guaranteed borrowings and accounts receivable	16,540	31.0	(4.9)	16,839	17.8	(3.2)	16,977	16.4	(2.4)

*The balance of guaranteed borrowings and accounts receivable includes accured interest.
*The balance of guaranteed borrowings and accounts receivable excludes reserve for guarantee losses.
	(Millions of yen)
	2007/2			2007/3			2007/4
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Overseas (non-Japan) operating assets	5,127	884.1	26.2	5,823	—	43.3	6,855	724.9	68.7

*The balance sheet date of Nissin Leasing (China) and its consolidated subsidiaries is the end of December. As a result, the figures are consolidated on a 3-month delayed basis.

(Reference)	(Millions of yen)
	2007/5			2007/6			2007/7
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Overseas (non-Japan) operating assets	8,224	—	28.8	11,281	—	76.7	12,424	—	94.6

1	NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Principal-related>

	(Millions of yen)
	2007/5			2007/6			2007/7
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	47,489	87.8	(1.1)	57,378	90.7	19.4	56,344	80.3	17.3

	(Millions of yen)
	2007/5			2007/6			2007/7
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Purchased loans receivable	33,893	28.9	(2.6)	29,631	11.8	(14.8)	31,384	10.9	(9.8)

	(Millions of yen)
	2007/5			2007/6			2007/7
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Investment securities	33,319	(12.7)	(7.5)	33,214	(3.8)	(7.8)	32,233	5.6	(10.5)

Listed companies & Non-listed companies	29,509	(21.6)	(8.4)	29,431	(13.7)	(8.6)	28,462	(5.5)	(11.6)

Affiliates accounted for under the equity method	3,785	860.7	0.0	3,781	862.1	(0.1)	3,769	881.5	(0.4)

Others	24	(75.8)	(7.7)	1	(95.2)	(96.2)	1	(96.7)	(96.2)

Difference between market value and book value	(2,305)	—	—	(1,324)	—	—	(3,198)	—	—

*Listed investment securities are included at market value.
*Deemed securities are included.

2	NIS GROUP CO., LTD.

Delinquent Loans by Default Days (Non-Consolidated)

As of July 31, 2005	(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%

Secured loans	14	0.06	74	0.31	459	1.93	548	2.30	23,834

SME loans	927	1.14	569	0.70	2,894	3.55	4,391	5.39	81,420

Business Assist loans	679	1.17	380	0.66	2,553	4.39	3,614	6.21	58,155

Business Timely loans	248	1.07	188	0.81	340	1.46	776	3.34	23,265

Consumer loans (Smart Assist loans)	349	0.77	267	0.59	1,448	3.19	2,065	4.54	45,468

Others	51	1.60	32	1.03	101	3.17	185	5.80	3,193

Total	1,343	0.87	943	0.61	4,902	3.19	7,189	4.67	153,917

As of July 31, 2006	(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%

Secured loans	0	0.00	383	0.35	649	0.60	1,033	0.95	108,540

SME loans	1,022	1.25	647	0.79	3,574	4.38	5,244	6.43	81,587

Business Assist loans	742	1.33	437	0.78	3,040	5.46	4,220	7.57	55,737

Business Timely loans	280	1.08	209	0.81	533	2.06	1,023	3.96	25,850

Consumer loans (Smart Assist loans)	335	0.87	250	0.65	1,246	3.22	1,832	4.73	38,755

Others	56	1.75	52	1.62	123	3.78	232	7.15	3,250

Total	1,416	0.61	1,333	0.57	5,592	2.41	8,342	3.59	232,134

As of July 31, 2007	(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%

Secured loans	2,312	1.73	969	0.73	1,107	0.83	4,388	3.29	133,401

SME loans	1,170	1.75	667	1.00	6,224	9.30	8,061	12.05	66,892

Business Assist loans	840	1.92	405	0.92	5,563	12.68	6,809	15.52	43,882

Business Timely loans	329	1.43	262	1.14	660	2.87	1,251	5.44	23,009

Consumer loans (Smart Assist loans)	299	1.00	237	0.79	1,535	5.11	2,072	6.90	30,052

Others	48	2.20	39	1.79	142	6.53	229	10.51	2,185

Total	3,830	1.65	1,913	0.82	9,009	3.87	14,753	6.34	232,532

* “Others” include discount notes and unguaranteed consumer loans (First Plan loans).
* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable of each product.
* Secured loans include off-balance-sheet loans receivable as a result of securitization.

3	NIS GROUP CO., LTD.

Month-End Breakdown of Borrowings and Borrowing Rates (Non-consolidated)

Borrowings by lender	(Millions of yen)
	2006/7		2007/7		2007/3
	Amount	%	Amount	%	Amount	%

Indirect	149,247	63.04	128,081	45.46	143,124	52.58

Bank	103,052	43.53	109,188	38.75	88,705	32.59

Non-life insurance companies	1,886	0.80	2,100	0.75	2,199	0.81

Other financial institutions (including securities companies)	44,309	18.71	16,793	5.96	52,220	19.19

Direct*	87,502	36.96	153,673	54.54	129,057	47.42

Total	236,750	100.00	281,754	100.00	272,182	100.00

Borrowings by maturity	(Millions of yen)
	2006/7		2007/7		2007/3
	Amount	%	Amount	%	Amount	%

Short-term borrowings	71,458	30.18	47,884	16.99	75,084	27.59

Long-term borrowings*	165,291	69.82	233,870	83.01	197,097	72.41

Long-term borrowings due within 1 year	51,632	21.81	101,981	36.20	77,557	28.49

Long-term borrowings due over 1 year	113,659	48.01	131,889	46.81	119,540	43.92

Total	236,750	100.00	281,754	100.00	272,182	100.00

Borrowings rates	(%)
	2006/7	2007/7	2007/3

Indirect	1.49	1.78	1.75

Bank	1.48	1.73	1.59

Non-life insurance companies	1.82	1.60	1.53

Other financial institutions (including securities companies)	1.48	2.12	2.03

Direct*	0.91	2.03	1.65

Total	1.27	1.91	1.70

                  *Figures include ¥33.8 billion of funds procured as a result of securitization.

4	NIS GROUP CO., LTD.